UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

Alnylam Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50743	77-0602661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 30, 2004, Alnylam Pharmaceuticals, Inc. announced that it had entered into a collaboration agreement with Merck & Co., Inc. to develop and commercialize RNAi therapeutics for ocular diseases.

     A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2004	ALNYLAM PHARMACEUTICALS, INC.

	By:	/s/ John M. Maraganore, Ph.D. John M. Maraganore, Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated June 30, 2004